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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated February 13, 1998, on the financial statements of Cellular 2000 (A Partnership) (and all references to our Firm) included in Amendment No. 2 to the Registration Statement on Form S-4, No. 333-71633 and related Prospectus of Dobson Communications Corporation for the registration of up to 67,146 shares of its 12 1/4% Senior Preferred Stock.


                                          HOLLIDAY, LEMONS & COX, P.C.
                                          (formerly Holliday, Lemons, Thomas &
                                          Cox, P.C.)


Texarkana, Texas
April 5, 1999